EXHIBIT 10.43

BOYD GAMING CORPORATION

DEFERRED COMPENSATION PLAN

Amendment Number 4 to Amended and Restated Plan

WHEREAS, Boyd Gaming Corporation (“Employer”) maintains the Boyd Gaming Corporation Deferred Compensation Plan for the Board of Directors and Key Employees (“Plan”); and

WHEREAS, the Employer has reserved to itself the right to amend the Plan at any time it deems necessary or desirable; and

WHEREAS, the Employer desires to amend the Plan to incorporate certain provisions relating to discretionary transfers of assets into the Plan made in connection with corporate acquisitions.

NOW, THEREFORE, the Plan is hereby amended, effective as of April 8, 2004, as follows:

1.	Article 2 of the Plan is amended by the addition of the following new definitions:

“‘Rollover Amount’ means the liability for deferred compensation benefits, together with any associated assets, assumed by or transferred to the Plan from time to time from Rollover Plans pursuant to Section 3.13.”

“‘Rollover Participant’ means an individual whose interest in a Rollover Plan has been assumed by the Plan pursuant to Section 3.13.”

“‘Rollover Plan’ means a nonqualified deferred compensation plan covering employees acquired by the Company in the course of an acquisition or other corporate transaction and from which Rollover Amounts are assumed by the Plan.”

2.	Article 3 of the Plan is amended by the addition of the following Section 3.13:

“3.13 Transfers Relating to Corporate Transactions and Acquisitions. Notwithstanding any contrary provision herein, the Plan Administrator shall have complete and sole authority and discretion, but no obligation, to allow the Plan to assume Rollover Amounts relating to Rollover Participants. The Plan Administrator shall also have complete authority and discretion to specify the form in which any assets associated with any Rollover Amounts shall be transferred to the Company or to a trust designated by the Company shall be made. Any liability to pay deferred compensation benefits that is assumed with respect to any Rollover Amounts shall be subject to the terms of the Plan in all respects, including the form and timing of benefit payments and the crediting of any interest, income or losses with respect to such amounts. For purposes of clarification, any prior deferral or distribution elections relating to Rollover Amounts made pursuant to a Rollover Plan shall be void, and Rollover Participants shall be required to submit new elections under the Plan in connection with the transfer of their Rollover Amounts. A Rollover Participant who is not otherwise eligible to participate in the Plan at the time of the transfer, shall not be entitled to make any additional deferrals under the Plan unless and until he or she becomes a Participant under the terms of the Plan. Reference in the Plan to such a crediting as a ‘rollover’ or ‘transfer’ of assets from a Rollover Plan is nominal in nature, and confers no additional rights upon a Rollover Participant other than those specifically set forth in the Plan.

For purposes of Section 4.3 (relating to scheduled in-service withdrawals) and Section 7.1 (relating to vesting of discretionary Company contributions), the Plan Administrator shall have complete authority and discretion to credit Rollover Participants with years of service completed with the sponsor of the Rollover Plan in which they participated.”

3.	Article 3 of the Plan is amended by the addition of the following Section 3.14:

“3.14 Spin-Off Transactions. Notwithstanding any contrary provision herein, in the event any business unit or property of the Company or its subsidiaries is sold or otherwise disposed of and a Participant becomes an employee of an entity acquiring any such business unit or property (the “Spin-Off Company”) which adopts or maintains a non-qualified deferred compensation plan, the Plan Administrator shall have complete authority and discretion, but no obligation, to implement the following provisions:

(a) A Participant’s transfer of employment to the Spin-Off Company in connection with the spin-off will not be considered to be a Termination or a Change of Control for purposes of Article 8 of the Plan;

(b) A transferred Participant’s aggregate interest in the Plan as of the effective date of the spin-off and all liabilities and obligations of the Company and the Plan related thereto will be transferred to the designated plan of the Spin-Off Company; and

(c) Following any transfer made pursuant to this Section 3.14, the terms of the Spin-Off Company’s plan shall be applicable in all respects to the transferred amounts, and the Plan and the Company shall be relieved from any further liability or obligation to any transferred Participants.”

Except as otherwise provided in this Amendment Number 4 to the Amended and Restated Plan, the Plan is hereby ratified and confirmed in all respects.

[Signature Page Follows]

EXECUTED this 8th day of April, 2004].

BOYD GAMING CORPORATION, a Nevada Corporation

By:	/s/ DONALD D. SNYDER
Name:	Donald D. Snyder
Its:	President

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